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                                                                    Exhibit 10.9

         THIS SIXTH AMENDMENT TO WAREHOUSE LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of September 24, 2002 among NHELP-I, INC., a corporation duly organized under the laws of the State of Nevada (the "Borrower"), CONCORD MINUTEMEN CAPITAL COMPANY, LLC, a Delaware limited liability company ("Concord"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as eligible lender and successor trustee (the "Trustee").

                             PRELIMINARY STATEMENTS

         1. The Borrower, Concord and the Trustee have previously entered into that certain Warehouse Loan and Security Agreement dated as of September 30, 1998 (as heretofore amended by that First Amendment to Warehouse Loan and Security Agreement dated as of December 15, 1998, that Second Amendment to Warehouse Loan and Security Agreement dated as of September 29, 1999, that Third Amendment to Warehouse Loan and Security Agreement dated as of November 16, 1999, that Fourth Amendment to Warehouse Loan and Security Agreement dated as of February 1, 2000 and that Fifth Amendment to Warehouse Loan and Security Agreement dated as of September 1, 2001 (collectively the "Original Agreement").

         2. Pursuant to Section 9.01 of the Original Agreement, the Borrower, the Required Lenders and, to the extent affected thereby, the Trustee may amend the Original Agreement with the prior written consent of the Agent. As of this date, Concord is the Required Lender and the Agent has given its written consent to the execution of this Amendment.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL AGREEMENT

         All words and phrases defined in Article I of the Original Agreement shall have the same meaning in this Amendment, except as otherwise appears in this Article.

         SECTION 1.01. DEFINITIONS.

         (a) The definition of "Facility Limit" set forth in the Original Agreement is deleted in its entirety and the following inserted therefor:

                           "Facility Limit" means, at any time, $345,000,000 as such amount may be adjusted from time to time pursuant to Section 2.03; provided, however, at all times on or after the termination of the Revolving Period, the "Facility Limit" shall mean the Facility Amount.

         (b) Clause (a) of the definition of "Termination Date" set forth in the Original Agreement is deleted in its entirety and the phrase "(a) September 22, 2003," inserted therefor.

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         SECTION 5.10. UCC MATTERS.

         The third sentence of Section 5.10 set forth in the Original Agreement is hereby deleted in its entirety and the following sentence is inserted therefor (brackets are used solely to indicate deletions from the existing text; italics are used solely to indicate additions to the existing text):

                           The Borrower agrees that from time to time, at its expense, it will (a) promptly execute and deliver all further instruments and documents, and take any and all further action that the Agent or any Required Lender may reasonably request (and irrespective of any such request or in the absence of any such request, as may be necessary under applicable law, including without limitation, the UCC and Section 1082(m)(l)(E)(i) of the Higher Education Act (20 U.S.C.
         Section 1082 (m)(l)(E)(i)) in order to perfect, protect and more fully evidence the Trustee's interest in the Pledged Collateral for the benefit of the Secured Creditors, [or] and to enable the Trustee or the Required Lenders to exercise or enforce any of their respective rights hereunder, and (b) at all times maintain records evidencing any and all Student Loans intended to constitute Pledged Collateral hereunder, and cause all financing statements intended to cover any such Pledged Collateral to contain such language, in each case sufficient to satisfy the requirements of 20 U.S.C. Section 1082 (m)(l)(E)(ii) (dealing with collateral descriptions and references to records), or any successor thereto."

                                   ARTICLE II

                               GENERAL PROVISIONS

         SECTION 2.01 EFFECTIVENESS. This Amendment shall be effective as of the date hereof when executed by the Borrower, by Concord and by the Trustee; provided, however, that this Amendment shall not be effective (and any counterpart hereto executed by the Agent shall not be deemed to have been delivered), unless and until that certain Amendment No. 7 to Liquidity Agreement dated of even date herewith (a copy of which is attached hereto) has been duly executed and delivered by each of the signatories thereto.

         SECTION 2.02 LAWS GOVERNING. It is the intent of the parties hereto that this Amendment shall in all respects be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         SECTION 2.03 SEVERABILITY. If any covenant, agreement, waiver or part thereof contained in this Amendment shall be forbidden by any pertinent law or shall be rendered invalid or unenforceable under any pertinent law, or any pertinent law shall be effective to impair the lien hereof, then such covenant, agreement, waiver, or part shall itself be and is hereby declared to be wholly ineffective, and this Amendment shall be construed as if the same were not included therein.

         SECTION 2.04 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by

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telecopier, with the intention that they shall have the same effect as an original counterpart thereof.

                                   ARTICLE III

                      APPLICABILITY OF ORIGINAL AGREEMENT

         The provisions of the Original Agreement are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Amendment. The representations, warranties and covenants contained in the Original Agreement, except as expressly modified herein, are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                   THE BORROWER:

                                   NHELP-I INC.

                                   By /s/ Terry Heimes
                                      -----------------------------------
                                   Title:
                                   Date:

                                   THE LENDER:

                                   CONCORD MINUTEMEN CAPITAL COMPANY, LLC

                                   By /s/ [ILLEGIBLE]
                                      ------------------------------------
                                   Title: Manager
                                   Date:  September 24, 2002

                                   THE TRUSTEE:

                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                   ASSOCIATION

                                   By /s/ Scott Ulven
                                      ------------------------------------
                                   Title: Corporate Trust Officer
                                   Date:  September 13, 2002

CONSENTED TO AND ACKNOWLEDGED:

THE AGENT:

MELLON BANK, N.A., as Agent

By /s/ R.F. Wagner
   ------------------------------
Title: V.P.
Date: